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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form SB-2 of our report, which includes an explanatory paragraph concerning the substantial doubt about the Company's ability to continue as a going concern, dated November 1, 1996, except for Note 10 for which the date is December 10, 1996, on our audit of the financial statements of Piranha Interactive Publishing, Inc. We also consent to the reference to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.

Phoenix, Arizona
December 20, 1996